EXHIBIT 99.1

FOR IMMEDIATE RELEASE

     CIT REPORTS FIRST QUARTER 2010 NET INCOME OF $97 MILLION

  Earnings per Common Share of $0.49

  Common Equity of $8.5 billion, $42.63 Per Share

  Tier 1 and Total Capital Ratios in excess of 15%

     NEW YORK – April 27, 2010 – CIT Group Inc. (NYSE: CIT), a leading provider of financing to small businesses and middle market companies, today reported net income for the quarter ended March 31, 2010 of $97 million, $0.49 per share.

     “We continue to make progress on advancing our key priorities,” said John A. Thain, Chairman and Chief Executive Officer. “We remain focused on reducing our cost of funds, improving our operating efficiencies and charting the optimal path for our commercial businesses. Our return to profitability further strengthens our financial position, which includes strong liquidity and a solid capital base. I am encouraged by the resiliency of our customer relationships, the receptivity of the capital markets, and the business opportunities ahead.”

Summary of Financial Results

     Total assets declined nearly $2 billion from year-end to $58.1 billion driven by a reduction in finance and leasing assets as cash collections and asset sales were partially offset by a modest level of loan and lease originations.

     Assets held for sale increased by $1 billion, largely reflecting our decision to sell certain non-strategic Vendor Finance assets outside the U.S. and student lending receivables.

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     Our preliminary Tier 1 and Total Capital ratios improved to 15.5% and 15.8% from 14.2% at December 31, 2009, as risk-weighted assets declined and common equity increased.

     Net income included pre-tax net accretion and lower depreciation of $421 million resulting from fresh start accounting (“FSA”) balance sheet adjustments recorded in December 2009.

     Net finance revenue as a percentage of average earning assets was 4.09%, which includes a 3.55% benefit from the net accretion and lower depreciation.

     Non-spread revenue benefitted from gains on loan and asset sales, which were partially offset by losses on unhedged foreign currency positions.

     Operating expenses declined from fourth quarter’s core operating expense level. The current quarter includes $12 million for restructuring as we continue to take actions to better align costs with our smaller balance sheet.

Credit

     Overall credit performance was within expectations. Non-accrual loans, after FSA, increased from year-end levels reflecting some deterioration in Vendor Finance and Transportation Finance. Net charge-offs were modest at $42 million, as loans had been written down at year-end to estimated fair values. Excluding FSA, charge-offs were $233 million, 2.40% of receivables, significantly lower than recent quarters.

     The provision for loan losses reflects the re-establishment of certain reserves eliminated in FSA and some deterioration on loans discounted in FSA. The provision includes $37 million for reserves on new originations (including Trade Finance - $27 million) and $74 million for re-establishing reserves on

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performing loans. Provisions also were made for reserves of $33 million on impaired loans and $42 million was provided for charge-offs in excess of existing discounts.

     At March 31, 2010, the $181 million reserve for credit losses reflects the provisioning above less charge-offs and also includes $40 million of reserves for securitized loans brought on-balance sheet in conjunction with a new accounting pronouncement (no provision or income statement impact).

Operating Highlights

     New loan and lease volumes, excluding factoring, declined modestly from the prior quarter to $0.9 billion. Vendor Finance programs began to expand with volume totaling $0.5 billion, and we took delivery of 4 airplanes valued at $0.2 billion.

     Corporate Finance credit metrics began to stabilize. Net charge-offs, before the benefit of non-accretable discounts, were 3.55% of finance receivables, improving from 5.96% in the prior quarter. Corporate Finance selectively resumed originating loans in CIT Bank.

     Vendor Finance signed new vendor relationships and successfully returned to the capital markets by executing term and conduit asset-backed financings.

     Transportation Finance aerospace fleet was fully utilized, as we placed all new aircraft deliveries and re-leased all aircraft upon their lease expiration. Rail fleet utilization was essentially unchanged at 90%.

     Trade Finance factoring volume declined from the fourth quarter, reflecting seasonality and some residual impact of prior year client terminations. We resumed factoring for certain clients that had previously withheld business.

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Liquidity and Financing

     Total cash increased to $10.0 billion, and consisted of $5.5 billion of cash available to repay debt at the bank holding company, $1.5 billion at CIT Bank, $1.5 billion at operating subsidiaries and $1.5 billion in other restricted cash.

     During the quarter, the Company prepaid $750 million of high cost first lien debt and $731 million of secured rail financing using available cash resources. We completed a $667 million private placement equipment finance securitization (principally vendor finance assets), and re-established a $1.0 billion vendor finance conduit facility. Weighted average funding costs for these two financings approximates 3.0%.

     As a result of our improved liquidity, cash flows from our portfolio and the success of financing initiatives, the Company intends to make an additional $1.5 billion prepayment of first lien debt to lower our cost of capital and increase finance margins.

     CIT Bank ended the quarter with very strong capital and liquidity. The total capital ratio was 47.7% with total leverage at 17.7%. Total deposits were $4.9 billion, down from year-end.

See attached tables for financial statements and supplemental financial information.

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Conference Call and Web cast

     Chairman and Chief Executive Officer John A. Thain and Chief Financial Officer Joseph M. Leone will discuss these results on a conference call and audio Web cast today, April 27, 2010, at 8:00 a.m. (EDT). Interested parties may access the conference call live by dialing 866-831-6272 for U.S. and Canadian callers or 617-213-8859 for international callers and reference access code “CIT Group” or access the audio web cast at the following website: http://ir.cit.com. An audio replay of the call will be available until 11:59 p.m. (EDT) May 11, 2010, by dialing 888-286-8010 for U.S. and Canadian callers or 617-801-6888 for international callers with the access code 43359771, or at the following website: http://ir.cit.com.

About CIT

Founded in 1908 and headquartered in New York City, CIT (NYSE: CIT) is a bank holding company with approximately $45 billion in finance and leasing assets that provides financial products and advisory services to small and middle market businesses. Operating in more than 50 countries across 30 industries, CIT provides an unparalleled combination of relationship, intellectual, and financial capital to its customers worldwide. CIT maintains leadership positions in small business and middle market lending, factoring, retail finance, aerospace, equipment and rail leasing, and vendor finance. www.cit.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results

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to be materially different from our expectations include, among others, the risk that CIT is unsuccessful in refining and implementing its strategy and business plan, the risk that CIT is delayed in completing its management changes, the risk that CIT is delayed in completing its transition to a bank-centric business model and may not succeed in developing a stable, long-term source of funding, and the risk that CIT continues to be subject to liquidity constraints and higher funding costs. We describe these and other risks that could affect our actual results in Item 1A, “Risk Factors”, of our latest Annual Report on Form 10-K filed with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

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CIT MEDIA RELATIONS:
C. Curtis Ritter
Vice President
Director of External Communications & Media Relations
(212) 461-7711
Curt.Ritter@cit.com

CIT INVESTOR RELATIONS:
Ken Brause
Executive Vice President
(212) 771-9650
Ken.Brause@cit.com

CIT GROUP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED INCOME STATEMENT
(dollars in millions, except per share data)

Quarter Ended
March 31,
2010
Interest income
Interest and fees on loans	$1,042.7
Interest and dividends on investments	6.3

Total interest income	1,049.0

Interest expense
Interest on long-term borrowings	(807.7)
Interest on deposits	(30.1)

Total interest expense	(837.8)

Net interest revenue	211.2
Provision for credit losses	(186.6)

Net interest revenue, after credit provision	24.6

Other income
Rental income on operating leases	418.2
Other	132.2

Total other income	550.4

Other expenses
Depreciation on operating lease equipment	(173.5)
Operating expenses	(261.9)

Total other expenses	(435.4)

Income before provision for income taxes	139.6
Provision for income taxes	(42.5)

Net income before attribution of noncontrolling interests	97.1
Net loss attributable to noncontrolling interests, after tax	0.2

Net income	$97.3

Diluted earnings per common share	$0.49
Average number of common shares - diluted (thousands)	200,076

CIT GROUP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(dollars in millions, except per share data)

	At March 31,	At December 31,
	2010	2009
Assets
Total cash and deposits	$10,015.6	$9,825.9
Trading assets at fair value - derivatives	93.5	44.1
Assets held for sale	1,368.8	343.8
Loans	32,025.7	34,865.8
Allowance for loan losses	(180.8)	-

Total loans, net of allowance for loan losses	31,844.9	34,865.8
Operating lease equipment, net	10,931.0	10,910.0
Goodwill and intangible assets, net	440.9	464.5
Other assets	3,365.8	3,575.0

Total Assets	$58,060.5	$60,029.1

Liabilities
Deposits	$4,853.6	$5,218.6
Trading liabilities at fair value - derivatives	55.7	41.9
Credit balances of factoring clients	881.1	892.9
Other liabilities	2,246.8	2,211.3
Long-term borrowings
Secured borrowings	13,326.2	14,346.5
Secured credit facility and expansion facility	6,931.9	7,716.6
Series A notes	18,807.0	18,733.6
Series B notes	2,196.5	2,198.2
Senior unsecured notes	232.7	268.1

Total long-term borrowings	41,494.3	43,263.0

Total liabilities	49,531.5	51,627.7

Equity
Stockholders' equity
Common stock	2.0	2.0
Paid-in capital	8,403.8	8,398.0
Accumulated earnings	82.9	-
Accumulated other comprehensive income	39.2	-
Treasury stock, at cost	(0.1)	-

Total common stockholders' equity	8,527.8	8,400.0
Noncontrolling interests	1.2	1.4

Total equity	8,529.0	8,401.4

Total liabilities and equity	$58,060.5	$60,029.1

Book Value Per Common Share
Book value per common share	$42.63	$41.99
Tangible book value per common share	$40.43	$39.67

CIT GROUP INC. AND SUBSIDIARIES
SELECT BALANCES
(dollars in millions)

BALANCE SHEET
Fresh Start Accounting: (Discount) / Premium	At March 31, 2010		At December 31, 2009
	Accretable	Non-accretable	Accretable	Non-accretable
Finance receivables	$(3,030.0)	$(1,566.0)	$(3,507.3)	$(1,755.1)
Operating lease equipment, net	(3,153.4)	-	(3,239.7)	-
Intangible assets and goodwill	201.5	239.4	225.1	239.4
Other assets	(285.1)	-	(321.0)	-

Total assets	$(6,267.0)	$(1,326.6)	$(6,842.9)	$(1,515.7)

Deposits	$121.6	$-	$131.4	$-
Long-term borrowings	(3,284.9)	-	(3,396.4)	-
Other liabilities	-	306.7	-	336.6

Total liabilities	$(3,163.3)	$306.7	$(3,265.0)	$336.6

Other Assets
	At March 31, 2010	At December 31, 2009
Receivables from counterparties	$901.6	$1,094.5
Deposits on commercial aerospace equipment	647.7	635.9
Equity and debt investments	338.4	373.6
Accrued interest and dividend receivables	206.9	214.7
Prepaid expenses	104.9	111.3
Furniture and fixtures	93.8	102.8
Retained interests in securitizations	-	139.7
Miscellaneous receivables and other assets	1,072.5	902.5

Total other assets	$3,365.8	$3,575.0

INCOME STATEMENT
Fresh Start Accounting:	Quarter Ended
Accretion / (Amortization)	March 31, 2010
Interest income	$451.6
Interest expense	(100.7)
Rental income on operating leases	(33.8)
Other income	36.2
Depreciation expense	67.8

Total	$421.1

Other Income (Non-spread revenue)	Quarter Ended
	March 31, 2010
Fees and commissions	$75.0
Factoring commissions	36.2
Gains on loan and portfolio sales	33.0
Gains on sales of leasing equipment	29.0
Losses on non-qualifying hedge derivatives and foreign currency exchange	(77.2)
Fresh start accounting adjustments, net	36.2

Total other income	$132.2

Operating Expenses	Quarter Ended
	March 31, 2010
Salaries and general operating expenses:
Compensation and benefits	$140.1
Professional fees	29.7
Technology	19.2
Occupancy expense	14.9
Provision for severance and facilities exiting activities	11.9
Other expenses	46.1

Total operating expenses	$261.9

CIT GROUP INC. AND SUBSIDIARIES
(dollars in millions)

CREDIT METRICS - AFTER FRESH START ACCOUNTING	Quarter Ended March 31, 2010
Net Credit Losses To Average Finance Receivables
Corporate Finance	$25.6	0.84%
Transportation Finance	-	-
Trade Finance	2.7	0.38%
Vendor Finance	9.5	0.49%

Commercial Segments	37.8	0.61%
Consumer	4.5	0.19%

Total	$42.3	0.49%

Non-accruing Loans To Finance Receivables	March 31, 2010		December 31, 2009
Corporate Finance	$1,488.6	12.73%	$1,374.8	11.31%
Transportation Finance	172.8	9.51%	6.8	0.37%
Trade Finance	90.5	3.24%	90.5	3.02%
Vendor Finance	179.4	2.65%	102.2	1.25%

Commercial Segments	1,931.3	8.37%	1,574.3	6.25%
Consumer	0.7	0.01%	0.1	-

Total	$1,932.0	6.03%	$1,574.4	4.52%

FINANCING AND LEASING ASSETS - AFTER FRESH START ACCOUNTING

	At March 31, 2010	At December 31, 2009
Corporate Finance
Finance receivables	$11,690.3	$12,150.3
Operating lease equipment, net	134.9	137.3
Assets held for sale	287.8	292.6

Financing and leasing assets	12,113.0	12,580.2

Transportation Finance
Finance receivables	1,817.1	1,853.0
Operating lease equipment, net	10,177.5	10,089.2
Assets held for sale	11.5	17.2

Financing and leasing assets	12,006.1	11,959.4

Trade Finance
Finance receivables	2,794.1	2,991.0

Vendor Finance
Finance receivables	6,781.2	8,187.8
Operating lease equipment, net	618.6	683.5
Assets held for sale	479.9	-

Financing and leasing assets	7,879.7	8,871.3

Consumer
Finance receivables - student lending	8,863.6	9,584.2
Finance receivables - other	79.4	99.5
Assets held for sale	589.6	34.0

Financing and leasing assets	9,532.6	9,717.7

Total financing and leasing assets	$44,325.5	$46,119.6

CIT GROUP INC. AND SUBSIDIARIES
(dollars in millions)

SEGMENT RESULTS

	Corporate	Transportation	Trade	Vendor	Commercial		Corporate
Quarter ended March 31, 2010	Finance	Finance	Finance	Finance	Segments	Consumer	and Other	Consolidated

Total interest income	$504.0	$57.5	$30.5	$359.6	$951.6	$92.8	$4.6	$1,049.0
Total interest expense	(297.0)	(258.5)	(38.5)	(167.9)	(761.9)	(70.9)	(5.0)	(837.8)
Provision for credit losses	(94.4)	(1.3)	(33.9)	(52.5)	(182.1)	(4.5)	-	(186.6)
Rental income on operating leases	8.8	299.2	-	110.8	418.8	-	(0.6)	418.2
Other income, excluding rental income	103.1	22.2	46.1	27.2	198.6	5.8	(72.2)	132.2
Depreciation on operating lease equipment	(4.4)	(78.6)	-	(90.7)	(173.7)	-	0.2	(173.5)
Other expenses	(79.4)	(39.6)	(32.0)	(86.9)	(237.9)	(21.5)	(2.5)	(261.9)

Income before provision for income taxes and
noncontrolling interests	$140.7	$0.9	$(27.8)	$99.6	$213.4	$1.7	$(75.5)	$139.6

Net income (loss)	$131.7	$(7.6)	$(27.8)	$96.6	$192.9	$1.7	$(97.3)	$97.3

AVERAGE BALANCES AND RATES
	Quarter Ended March 31, 2010
	Average
Assets	Balance	Rate
Deposits with banks	$9,498.6	0.2%
Investments	348.3	0.8%
Loans (including held for sale assets)	34,534.7	12.4%

Total interest earning assets / interest income	44,381.6	9.6%
Operating lease equipment, net	10,945.2	8.9%
Other	3,889.1

Total average assets	$59,215.9

Liabilities
Deposits	$5,048.3	2.4%
Long-term borrowings	42,493.2	7.6%

Total interest-bearing liabilities	47,541.5	7.0%
Credit balances of factoring clients	866.8
Other	10,807.6

Total average liabilities and equity	$59,215.9

NON-GAAP DISCLOSURES

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

Quarter Ended
March 31,
Total net revenues(1)	2010
Interest income	$1,049.0
Rental income on operating leases	418.2

Finance revenue	1,467.2
Interest expense	(837.8)
Depreciation on operating lease equipment	(173.5)

Net finance revenue	455.9
Other income	132.2

Total net revenues	$588.1

1)	Total net revenues are combination of net finance revenues after depreciation on operating leases and other income.